Exhibit 4.1

COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (New York, NY) TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE IMI THIS CERTIFIES THAT IS THE OWNER OF FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF GENERAL COUNSEL, SENIOR VICE PRESIDENT AND ASSISTANT SECRETARY PRESIDENT AND CHIEF EXECUTIVE OFFICER CUSIP 45882D 10 9 SEE REVERSE SIDE FOR CERTAIN RESTRICTIONS INTERMOLECULAR, INC. transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: INTERMOLECULAR, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE DELAWARE SEAL 2 0 0 4 CORPORATE Intermolecular, Inc. ®

The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever. FOR VALUE RECEIVED, hereby sell, assign and transfer unto The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM TEN ENT JT TEN COM PROP — as tenants in common — as tenants by the entireties — as joint tenants with right of survivorship and not as tenants in common — as community property UNIF GIFT MIN ACT — Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State) UNIF TRF MIN ACT — Custodian (until age ) (Cust) under Uniform Transfers (Minor) to Minors Act (State) Shares of the common stock represented by the within Certificate and do hereby irrevocably constitute and appoint PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated Additional abbreviations may also be used though not in the above list. (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) Attorney The signature(s) must be guaranteed by a brokerage firm or a financial institution that is a member of a securities approved Medallion program, such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) or New York Stock Exchange, Inc. Medallion Signature Program (MSP). SIGNATURE(S) GUARANTEED NOTICE: INTERMOLECULAR, INC. The Corporation is authorized to issue two classes of stock, Common Stock and Preferred Stock. A statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights as established from time to time, by the Certificate of Incorporation of the Corporation and by any certificate of determination, the number of shares constituting each class and series and the designations thereof, may be obtained by the holder hereof upon request and without charge at the principal office of the Corporation.